Exhibit 16.1

SMITH, CARNEY & CO., p.c.

CERTIFIED PUBLIC ACCOUNTANTS

Joseph E. Brueggen	5100 N. Brookline, Suite 1000
Kenneth L. Carney	Oklahoma City, OK 73112-3627
Kevin L. Fosbenner	BUS: (405) 272-1040
Edward W. Granger	FAX: (405) 235-6180
Rebecca A. Hembree	1-800-570-1040
Joseph W. Hornick
Kevin D. Howard	5 S. Commerce, Suite 33
Van R. Oliver	Ardmore, OK 73401-3924
H. Kirby Smith	BUS: (580) 226-1227
FAX: (580) 226-1229
1-866-570-1040
www.smithcarney.com

December 3, 2009

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: GMX Resources Inc.

Commission File Number: 001-32977

Dear Commissioners:

We are the former independent registered public accounting firm for GMX Resources Inc. (the “Company”). We have read the Company’s disclosure set forth in Item 4.01 “Changes in Registrant’s Certifying Accountant” of the Company’s Current Report on Form 8-K dated December 3, 2009 (the “Current Report”) and are in agreement with the disclosure in the Current Report, insofar as it pertains to our firm.

Respectfully,

/s/ Smith, Carney & Co., p.c.
Smith, Carney & Co., p.c.
Oklahoma City, OK

Member American Institute of Certified Public Accountants

Member SEC Practice Section

PCAOB Registered Firm